Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts:	Greg Cole: 202-380-4396, ir@xmradio.com
Gary Tiedemann: 202-380-4396, ir@xmradio.com

XM SATELLITE RADIO HOLDINGS INC. ANNOUNCES

FIRST QUARTER 2005 RESULTS

Quarterly Revenue Hits $103 Million, Net Loss Narrows

Record First Quarter Net Subscriber Additions of Over 541,000, Ends Quarter at 3.77 Million Subscribers

XM Kicks Off Coverage of 2005 Major League Baseball Season

Washington, DC, April 27, 2005 – XM Satellite Radio Holdings Inc. (Nasdaq: XMSR) today reported financial and operating results for the first quarter ended March 31, 2005. For the first quarter 2005, XM recorded net subscriber additions of 541,140, representing a 68 percent increase over the 321,675 subscribers added in the first quarter 2004, and finished the quarter with 3,770,264 subscribers.

“This was an outstanding first quarter by any measure”, said XM President and CEO Hugh Panero. “XM added more than 541,000 subscribers, kicked off comprehensive coverage of the 2005 Major League Baseball season, successfully launched our third satellite and exited the quarter with an annualized revenue run rate of $430 million.” Panero continued, “We are very pleased with our performance to date and remain on track to reach 5.5 million subscribers by year-end.”

Revenue Accelerates / Net Loss Narrows

For the first quarter 2005, XM reported revenue of $103 million, an increase of 140 percent over the $43 million reported in first quarter 2004. The quarterly increase in revenue was driven by significant subscriber growth.

XM’s net loss for the first quarter 2005 was ($119.9) million, as compared to ($170.1) million in first quarter 2004, which included a one-time non-cash charge of $25.6 million – a provision for deferred income taxes. XM reported an EBITDA loss of ($71.3) million for the first quarter 2005 compared to ($78.0) million for the first quarter 2004.

Strong Aftermarket Sales Drive Quarterly Subscriber Growth, CPGA and SAC Improve

XM subscriber growth in the first quarter was particularly strong in the retail aftermarket, which accounted for almost 60 percent of total net subscriber additions. These strong aftermarket results were driven by heavy demand for Roady2, SKYFi2 and the new MyFi portable, wearable radio available in Best Buy, Wal-Mart, Circuit City as well as regional and independent retailers.

The MyFi, the first XM2Go product, has fast become a favorite among consumers and critics alike. To date, more than 450,000 MyFis have been manufactured, and, with new XM2Go products by Pioneer and Giant entering the market this spring, XM expects to capture a significant share of the rapidly growing portable digital audio market.

First quarter 2005 Cost Per Gross Addition (CPGA) was $90, an improvement of $16, or 15 percent, from the $106 CPGA reported in the first quarter 2004. XM’s CPGA is the fully-loaded cost to acquire each new subscriber, including Subscriber Acquisition Costs (SAC) of $52, as well as advertising and marketing expenses.

XM Kicks off 2005 Major League Baseball Season

XM launched the 2005 Major League Baseball (MLB) season at spring training facilities in Florida and Arizona with activation marketing to reach the dislocated fan through XM signage and trial use of XM radios. We followed up on “Opening Day” with an in-stadium marketing presence at the top 10 teams where we emphasized year-long coverage of baseball’s regular season featuring “Every team, all season long — only on XM.”

In support of MLB, XM launched a national television ad titled “Why Can’t We Be Friends”. The humorous ad focuses on fan team loyalty and the heated passions around traditional baseball rivalries that are bridged by having an XM radio. The ad can be seen on XM’s website at www.xmradio.com.

During the quarter, XM successfully launched the nation’s first 24-hour radio channel devoted exclusively to Major League Baseball. The MLB Home Plate channel (XM Channel 175) features veteran baseball personalities Cal Ripken, Jr., Rob Dibble, Kevin Kennedy, Larry Bowa, and Buck Martinez.

XM Sole Factory-Installed Supplier to more than 50 Percent of Automotive Industry; Newest Partner Hyundai to Offer XM Standard on its Full Vehicle Lineup

XM continues to extend its lead in the OEM factory-installed distribution channel with more than 50 percent market share and is the exclusive partner or preferred provider of data services to over 55 percent of the OEM marketplace. XM automotive partners include the biggest, General Motors, and many of the fastest growing, Honda, Toyota, Nissan and Hyundai.

Starting in 2006, XM radios will be factory-installed in all Hyundai models, beginning with the all-new Sonata, Santa Fe, Elantra, and the upcoming replacement for the XG350 premium sedan. By year-end 2006, 75 percent of Hyundai’s sales volume will be XM-equipped, with the remaining models following quickly thereafter.

XM Radio and AOL® to Offer New Online Radio Service

XM Radio and AOL, the leaders in satellite radio and interactive services, respectively, joined forces to create a new online radio service. The service brings together the best of both XM and the AOL Radio Network products and programming to form the world’s largest combined digital radio network. The new co-branded service will include a free, web radio offering and an enhanced premier radio offering that will be available to AOL members at no additional charge and also as a premium service to consumers on the web. The new offerings, which are expected to roll out beginning this summer with the launch of AOL’s next generation AOL.com® web portal, will be promoted to an audience of upwards of 100 million consumers online.

XM Adds World Cup Soccer, The PGA Tour and IndyCar Racing

Just yesterday, XM announced the launch of an exclusive, 24-hour Spanish language sports channel in partnership with Andres Cantor, the legendary soccer play-by-play announcer and entrepreneur. The channel, slated to broadcast in July, will feature in-depth coverage of the 2006 FIFA® World Cup Soccer tournament, including qualifying matches. In addition, the channel will broadcast coverage of Latin American and Mexican baseball and boxing, along with real-time reporting on sports from all over the world.

During the quarter, XM also announced partnerships with The PGA Tour, which includes exclusive XM broadcasts of PGA Tour events, and IndyCar Racing.

About XM Satellite Radio

XM Satellite Radio (Nasdaq: XMSR) is America’s number one satellite radio service with approximately 3.8 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City and Nashville at the Country Music Hall of Fame, XM’s 2005 lineup includes more than 150 digital channels of choice from coast to coast: 67 commercial-free music channels, featuring hip hop to opera, classical to country, bluegrass to blues; 64 channels of premier sports, talk, comedy, children’s and entertainment programming; and 21 channels of the most advanced traffic and weather information for major metropolitan areas nationwide. XM Satellite Radio is the satellite radio leader in sports programming, offering thousands of live sporting events every year. XM is the official satellite radio network for Major League Baseball, NASCAR, the Indy Racing League, the PGA TOUR, and the college sports conferences ACC, Pac-10, and Big Ten. XM was named Best Radio Service at the 2004 Billboard Digital Entertainment Awards.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Toyota, Hyundai, Nissan and Volkswagen/Audi, is available in more than 120 different vehicle models for 2005. XM also is available in Avis, National, and Alamo rental cars. XM is the exclusive in-flight entertainment service for AirTran Airways, and will soon be available on JetBlue flights. Consumers can experience XM over the Internet through XM Radio Online at http://listen.xmradio.com. Soon, XM and America Online will launch the world’s largest combined digital radio network to be promoted to an audience of 100 million consumers online. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com.

# # #

Net loss before interest income, interest expense, depreciation and amortization is commonly referred to in our business as “EBITDA.” Consistent with regulatory requirements, EBITDA includes other income (expense). EBITDA is not a measure of financial performance under generally accepted accounting principles. A reconciliation of EBITDA loss is presented on the attachment. We believe EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have built our system through the expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expense associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

Please note that XM’s guidance is comprised of forward-looking statements, and as described in the last paragraph of this press release many factors could cause actual results to differ from this guidance.

Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for the Company’s service, the Company’s dependence on technology and third party vendors, its potential need for additional financing, as well as other risks described in XM Satellite Radio Holdings Inc.’s Form 10-K filed with the Securities and Exchange Commission on 3-4-05. Copies of the filing are available upon request from XM Radio’s Investor Relations Department.

XM SATELLITE RADIO HOLDINGS INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	(In thousands Except Share and Per Share Amounts)
	Three Months ended March 31,
(Unaudited)	2005	2004
Revenue:
Subscription	$92,981	$39,761
Activation	2,024	867
Merchandise	3,117	679
Net ad sales	3,125	990
Other	1,318	668

Total revenue	102,565	42,965

Operating expenses:

Cost of revenue: (excludes depreciation and amortization, shown below)
Revenue share & royalties	19,126	15,478
Customer care & billing	15,380	7,085
Cost of merchandise	3,087	1,596
Ad sales	2,067	1,287
Satellite & terrestrial	8,710	9,411
Broadcast & operations:
Broadcast	3,576	2,663
Operations	4,827	2,985

Total broadcast & operations	8,403	5,648
Programming & content	17,540	7,224

Total cost of revenue	74,313	47,729

Research & development (excludes depreciation and amortization, shown below)	6,092	6,170
General & administrative (excludes depreciation and amortization, shown below)	7,294	5,865

Marketing (excludes depreciation and amortization, shown below):
Retention & support	4,519	2,799
Subsidies & distribution	48,094	34,779
Advertising & marketing	26,156	14,679

Marketing	78,769	52,257
Amortization of GM liability	9,313	9,313

Total marketing	88,082	61,570
Depreciation & amortization	32,064	39,481

Total operating expenses	207,845	160,815

Operating loss	(105,280)	(117,850)

Interest income	4,024	1,079
Interest expense	(20,025)	(28,121)
Other income	1,958	386

Net loss before income taxes	(119,323)	(144,506)
Provision for deferred income taxes	(579)	(25,573)
Net Loss	(119,902)	(170,079)
8.25% Series B and C preferred stock dividend requirement	(2,149)	(2,355)

Net Loss attributable to common stockholders	$(122,051)	$(172,434)

Basic and diluted net loss per share:	$(0.58)	$(0.96)

Weighted average shares used in computing net loss per share - basic and diluted	210,823,215	178,863,554

Reconciliation of Net Loss to EBITDA:
Net loss as reported	$(119,902)	$(170,079)
Add back non-EBITDA items included in net loss:
Interest income	(4,024)	(1,079)
Interest expense	20,025	28,121
Provision for deferred income taxes	579	25,573

Depreciation & amortization	32,064	39,481

EBITDA	$(71,258)	$(77,983)

	As of 3/31/2005	As of 12/31/2004
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	647,417	717,867
Restricted investments	4,408	4,492
System under construction	408,613	329,355
Property and equipment in service, net	458,443	461,333
DARS license	141,252	141,227
Total assets	1,917,162	1,821,635
Deferred revenue	223,260	152,347
Total long-term debt	1,069,488	948,741
Total liabilities	1,696,288	1,485,472
Stockholders’ equity	220,874	336,163

XM SATELLITE RADIO HOLDINGS INC.

	Three-Month Periods ended
	3/31/2005	3/31/2004
SELECTED OPERATING METRICS
EBITDA (in thousands) (1)	$(71,258)	$(77,983)

Subscriber Data:
Net Subscriber Additions (2)	541,140	321,675

Aftermarket, OEM & Other Subscribers (3)	3,307,193	1,351,398
Subscribers in OEM Promotional Periods (4)	426,300	311,399
XM Activated Vehicles with Rental Car Companies (5)	36,771	19,106

Total Ending Subscribers (3) (4) (5) (6)	3,770,264	1,681,903

Subscription Revenue per Aftermarket, OEM & Other Subscriber	$9.25	$9.39
Subscription Revenue per Subscriber in OEM Promotional Periods	$5.61	$5.96
Subscription Revenue per XM Activated Vehicle with Rental Car Companies	$9.87	$7.72

Revenue Data:
Subscription Revenue per Subscriber (7)	$8.84	$8.66
Net Ad Sales Revenue per Subscriber (8)	$0.30	$0.22
Activation, Equipment and Other Revenue per Subscriber	$0.61	$0.48

Total Revenue per Subscriber	$9.75	$9.36

Expense Data:
Subscriber Acquisition Costs (SAC) (9)	$52	$67
Cost Per Gross Addition (CPGA) (10)	$90	$106

(1)	EBITDA is commonly referred to in our business as net loss before interest income, interest expense, income taxes, depreciation and amortization. Consistent with regulatory requirements, EBITDA includes Other Income (Expense). EBITDA is not a measure of financial performance under generally accepted accounting principles. We believe EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

(2)	Total net subscriber additions for the three months ended March 31, 2005, include 319,414 retail, 211,590 OEM, and 10,136 rental car net additions.

(3)	Ending subscribers include 495,232 family plan subscriptions at a multi-unit rate of $6.99 per radio per month.

(4)	OEM Promotional Subscribers are subscribers who have either a portion or all of their subscription fee paid for by an OEM for a fixed period following the initial purchase or lease of the vehicle. Currently, at the time of sale, vehicle owners generally receive a 3-month prepaid trial subscription. XM generally receives two months of the 3-month trial subscription from the vehicle manufacturer. The automated activation program provides activated XM radios on dealer lots for test drives. GM and Honda generally indicate the inclusion of 3 months free of XM service on the window sticker of XM-enabled vehicles. We measure the success of these programs based on the percentage that elect to continue to receive the XM service and convert to self-paying subscribers after the initial promotion period–we refer to this as the “conversion rate”. The conversion rate for the quarter ended March 31, 2005 is 61% and reflects the auto activation program, with all XM-enabled vehicles activated for the promotional period.

(5)	Rental car activity commenced in late June 2003. At March 31, 2005, there were 36,771 XM subscriptions in rental vehicles. For the initial Model Year 2003 XM-enabled rental vehicles, XM receives payments based on the use of the service. Customers are charged $2.99 per day per vehicle for use of the XM service, on which XM receives a revenue share. For subsequent Model Year 2004 and later vehicles, XM receives $10 per subscription per month.

(6)	Subscribers are those who are receiving and have agreed to pay for our satellite audio service, either by credit card or by invoice, including those that are currently in promotional periods paid in part by vehicle manufacturers, as well as XM activated radios in vehicles for which we have a contractual right to receive payment for the use of our satellite audio service. Radios that are revenue generating are counted individually as subscribers. Promotional periods generally include the period of trial service plus 30 days for the receipt and processing of payments.

(7)	Subscription Revenue includes monthly subscription revenues for our satellite audio service, net of any promotions or discounts.

(8)	Net Ad Sales Revenue includes sales of advertisements and program sponsorships on the XM network net of agency commissions.

(9)	SAC is a subset of total CPGA and includes radio manufacturer subsidies, certain sales, activation and installation commissions, and hardware-related promotions. These costs are reported in subsidies & distribution. SAC also includes the negative margin on equipment sales. These expenses are divided by the appropriate per unit gross additions, or units manufactured.

(10)	CPGA includes all costs in SAC, as well as advertising and marketing expenses, divided by gross additions for the period.